Exhibit 3.2

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

Duke Power Company LLC

A North Carolina Limited Liability Company

Dated as of April 3, 2006

TABLE OF CONTENTS

		Page
ARTICLE I

FORMATION AND BUSINESS OF THE COMPANY

Section 1.1	Company Name and Formation	1
Section 1.2	Name	1
Section 1.3	Purpose	1
Section 1.4	Term	1
Section 1.5	Place of Business	1
Section 1.6	Registered Office and Agency	1
Section 1.7	Authorized Representatives	1
Section 1.8	Tax Treatment	2

ARTICLE II

DEFINITIONS

Section 2.1	Definitions	2

ARTICLE III

MANAGEMENT OF THE COMPANY

Section 3.1	Designation of Directors	3
Section 3.2	Additional Powers, Duties and Limitations with respect to the Directors	4
Section 3.3	Limitation on Liabilities and Powers of the Member	5
Section 3.4	Employment of Third Parties by the Company	5
Section 3.5	Filings	5
Section 3.6	Expenses	5

ARTICLE IV

BOARD OF DIRECTORS

Section 4.1	Appointment and Removal of Directors	6
Section 4.2	Number and Qualifications of Directors	6
Section 4.3	Compensation of Directors	6

ARTICLE V

MEETINGS OF DIRECTORS

Section 5.1	Special Meetings	6
Section 5.2	Notice	6
Section 5.3	Quorum and Manner of Acting	6

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Section 5.4	Action by Consent of Board	7
Section 5.5	Conference Telephone Meetings	7

ARTICLE VI

COMMITTEES OF THE BOARD OF DIRECTORS

Section 6.1	Committees and Powers	7
Section 6.2	Quorum and Manner of Acting	7
Section 6.3	Meetings and Notice	8

ARTICLE VII

OFFICERS

Section 7.1	Elected and Appointed Officers	8
Section 7.2	Election and Term of Office	8
Section 7.3	Chairman of the Board and Chief Executive Officer	8
Section 7.4	President	9
Section 7.5	Vice Presidents	9
Section 7.6	Secretary	9
Section 7.7	Treasurer	9
Section 7.8	Controller	9
Section 7.9	Assistant Secretaries, Assistant Treasurers and Assistant Controllers	10
Section 7.10	Removal	10
Section 7.11	Vacancies	10

ARTICLE VIII

CONTRACTS, CHECKS, DRAFTS, DEPOSITS AND PROXIES

Section 8.1	Contracts	10
Section 8.2	Checks and Drafts	10
Section 8.3	Deposits	10
Section 8.4	Proxies	10

ARTICLE IX

DISTRIBUTIONS

ARTICLE X

MAINTENANCE OF BOOKS AND RECORDS, ETC.

Section 10.1	Books and Records	11
Section 10.2	Reports to the North Carolina Secretary of State	11

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THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF Duke Power Company LLC (the “Company”), a limited liability company organized pursuant to the North Carolina Limited Liability Company Act, is executed as of this 3rd day of April, 2006. Duke Energy Corporation, a Delaware corporation formerly known as Duke Energy Holding Corp., is the sole member of the Company (the “Member”). Solely for U.S. federal income tax purposes as provided in Treasury Regulations Section 301.7701-3 (as well as for applicable state, local or foreign tax purposes), the Member and the Company intend the Company to be disregarded as an entity that is separate from the Member. For all other purposes (including, without limitation, limited liability protection for the Member from Company liabilities), however, the Member and the Company intend the Company to be respected as a separate legal entity that is separate and apart from the Member.

ARTICLE I

FORMATION AND BUSINESS OF THE COMPANY

Section 1.1 Company Name and Formation. The Company was formed upon the conversion of Duke Energy Corporation, a North Carolina corporation, on April 3, 2006 effective as of the time set forth in the Articles of Organization of the Company filed with the Secretary of State of the State of North Carolina.

Section 1.2 Name. The name of the Company shall be Duke Power Company LLC. All business and affairs of the Company shall be conducted under such name or under an assumed name duly approved by the Board.

Section 1.3 Purpose. The purpose of the Company shall be to engage in any lawful business for which limited liability companies may be organized under the Act.

Section 1.4 Term. The term of the Company shall commence on the date hereof and shall continue indefinitely.

Section 1.5 Place of Business. The principal place of business of the Company within the State of North Carolina shall be located at 526 South Church Street, Charlotte, North Carolina 28202-1904. The Company may have such other offices either within or without the State of North Carolina as the Board may designate or as the business of the Company may from time to time require.

Section 1.6 Registered Office and Agency. The address of the registered office of the Company in the State of North Carolina is 225 Hillsborough Street, Raleigh, Wake County, NC 27603, and the name of the registered agent is CT Corporation System.

Section 1.7 Authorized Representatives. The “Authorized Representatives” of a Member that is not a natural person shall be those representatives designated by such Member from time to time to represent such Member in connection with the Company, unless and until replaced or removed by such Member. The written statements and representations of an Authorized Representative for a Member that is not a natural Person shall be authorized statements and representations of such Member with respect to the matters covered by this

Agreement. The term “approved by” or “consented to by” or “consent of” or “satisfactory to” with respect to a Member that is not a natural Person means a decision or action which has been consented to in writing by any Authorized Representative of such Member.

Section 1.8 Tax Treatment. The Company shall be disregarded as an entity separate from its owner for U.S. federal tax purposes as provided in Treasury Regulations Section 301.7701-3 (as well as for applicable state, local or foreign tax purposes). The Member and the Company shall timely make any and all necessary elections and filings such that the Company shall be treated as disregarded as an entity separate from its owner for U.S. federal income tax purposes (as well as for applicable state, local or foreign tax purposes).

ARTICLE II

DEFINITIONS

Section 2.1 Definitions. References to an “Article” or a “Section” are, unless otherwise specified, to an Article or a Section of this Agreement. As used in this Agreement, the following terms shall have the meanings set forth respectively after each:

“Act” shall mean the North Carolina Limited Liability Company Act, as the same may be amended from time to time.

“Affiliate” shall mean with reference to any Person, any other Person of which such Person is a principal, member, director, officer, general partner or employee or any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.

“Agreement” shall mean this Limited Liability Company Operating Agreement, as the same may be amended hereafter from time to time as provided herein.

“Authorized Representative” shall have the meaning specified in Section 1.7.

“Board” shall have the meaning set forth in Section 4.1.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and as the same may be amended hereafter from time to time.

“Company” shall have the meaning specified in the introductory paragraph to this Agreement.

“Company Expenses” shall have the meaning specified in Section 3.9.

“Director” shall mean each such Person who is hereafter elected or designated as a Director of the Company, in accordance with the terms of this Agreement, who shall be deemed a “manager” of the Company for all purposes under the Act and other applicable law.

“Event of Bankruptcy” shall mean the institution by or against a Person of a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights.

“Interest” shall mean (i) a Member’s share of the profits and losses of the Company and a Member’s rights to receive distributions from the Company in accordance with the provisions of this Agreement and the Act and (ii) such Member’s other rights and privileges as herein provided.

“Liquidating Trustee” shall have the meaning set forth in Section 12.2.

“Member” shall have the meaning specified in the introductory paragraph to this Agreement.

“Officer” shall mean any individual elected or appointed as an officer of the Company pursuant to Section 7.1.

“Person” shall mean an individual, partnership, limited liability company, joint venture, corporation, trust or unincorporated organization, a government or agency or political subdivision thereof and any other entity.

“Related Persons” shall have the meaning specified in Section 3.3.

“Treasury Regulations” shall mean the Income Tax Regulations promulgated under the Code, as the same may be amended hereafter from time to time.

ARTICLE III

MANAGEMENT OF THE COMPANY

Section 3.1 Designation of Directors. The Directors collectively shall have the power on behalf and in the name of the Company to make all decisions and take all actions which they may deem necessary or desirable, including, without limitation, the following:

(a) managing the day-to-day operation of the Company;

(b) entering into, making and performing contracts, agreements and other undertakings binding upon the Company that may be necessary, appropriate or advisable in furtherance of the purposes of the Company and making all decisions and waivers thereunder;

(c) opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

(d) investing Company funds;

(e) maintaining the assets of the Company in good order;

(f) to the extent that funds of the Company are available therefor, paying debts and obligations of the Company;

(g) borrowing money or otherwise incurring indebtedness on such terms and conditions as the Directors may deem appropriate and, in connection therewith, hypothecating, encumbering and/or granting security interests in the assets of the Company to secure the repayment of such monies or other indebtedness of the Company, provided that in no event shall any such borrowing be recourse to the Member unless expressly agreed in writing by the Member;

(h) executing instruments and documents, including, without limitation, checks, drafts, notes and other negotiable instruments, mortgages or deeds of trust, pledge agreements, security agreements, financing statements, documents providing for the acquisition, mortgaging or disposition of the Company’s property, assignments, bills of sale, leases and any other instruments or documents necessary, in the opinion of the Directors or a duly elected or appointed Officer of the Company, acting within the scope of his or her authority, to the business of the Company;

(i) entering into any and all other agreements with any other Person for any purpose in furtherance of the business of the Company, in such form as the Directors or a duly elected or appointed Officer of the Company, acting within the scope of his or her authority, may approve;

(j) the bringing or defending, paying, collecting, compromising, arbitrating, resorting to legal action, or other adjustment of claims or demands of or against the Company;

(k) selecting, removing and changing the authority and responsibility of lawyers, accountants, and other advisers and consultants;

(l) obtaining insurance for the Company;

(m) taking all actions necessary to effectuate transactions pursuant to Article VIII hereof; and

(n) such other matters as may be necessary or advisable in connection with the operation of the business and conduct of affairs of the company and the accomplishment of the purposes of the Company.

The Directors or their duly authorized appointees or Officers of the Company may execute and deliver contracts and agreements on behalf of the Company in furtherance of the foregoing, without the consent of the Member, and otherwise act for and bind the Company. Third parties may conclusively rely upon the act of the Directors as evidence of the authority of the Directors for all purposes in respect of their dealings with the Company.

Section 3.2 Additional Powers, Duties and Limitations with respect to the Directors.

(a) Generally. The Directors shall be responsible for, and shall render to the Company, such services as are reasonably necessary for the daily management, conduct and direction of the property, business and affairs of the Company. No compensation shall be paid to the Directors for the performance of such services, nor shall the Directors be reimbursed for any expenses incurred in their capacity as such, except as otherwise provided in this Agreement. No Director shall have the ability individually to bind or act for the Company, rather, the Directors may only act collectively through action of the Board.

(b) Limitation on Liability for Acts and Omissions of the Directors. The Company shall pay any and all liability, loss, cost, expense (including reasonable attorneys’ fees and disbursements) or damage incurred or sustained by the Directors by reason of any act or omission in the conduct of the business of the Company in accordance with the provisions of Section 11.1 hereof. The Directors, acting in good faith, shall be entitled to rely on the advice of legal counsel, accountants and/or other experts or professional advisers and any act or omission of the Directors acting in reliance upon such advice shall in no event subject such Directors to liability to the Company or any Member.

Section 3.3 Limitation on Liabilities and Powers of the Member. Neither the Directors or their Affiliates or any Member or its Affiliates or any officer, director, partner, member or shareholder of the Directors or any Member (collectively, “Related Persons”) shall have (a) any personal liability for any debts, liabilities or obligations of the Company, whether arising in contract or tort or otherwise, or (b) any obligation to the Company, except, in each case, as specifically provided elsewhere in this Agreement or under the Act. Except to the extent expressly provided for herein and permitted under the Act, the Member shall not participate in the operation, management or control (within the meaning of the Act) of the business of the Company and shall have no right or authority to act for or on behalf of the Company or to sign for or bind the Company.

Section 3.4 Employment of Third Parties By the Company. The Company, may, by action of its Officers, from time to time, employ any Person or engage third parties to render accounting, financial advisory and legal services to the Company. Persons retained or engaged by the Officers, on its behalf, may also be engaged, retained or employed by and act on behalf of the Directors, the Member or any of their respective Affiliates.

Section 3.5 Filings. The Directors are hereby authorized to execute and file all instruments, certificates, notices and documents, and to do or cause to be done all such filing, recording, publishing and other acts as may be deemed by the Directors to be necessary or appropriate from time to time to comply with all applicable requirements for the formation or operation or, when appropriate, termination of a limited liability company in the State of North Carolina and all other jurisdictions where the Company does or shall desire to conduct its business.

Section 3.6 Expenses. The Company will be responsible for all expenses (“Company Expenses”), including, without limitation, (i) all reasonable accounting and legal expenses incurred in connection with Company operations, (ii) all reasonable costs incurred in connection with the preparation of or relating to reports made to the Member, (iii) all reasonable costs related to litigation involving the Company, directly or indirectly, including, without limitation, attorneys’ fees incurred in connection therewith, (iv) all reasonable costs related to the Company’s obligations set forth in Sections 3.2 and 11.1, and (v) all reasonable out-of-pocket expenses related to the organization and formation of the Company.

ARTICLE IV

BOARD OF DIRECTORS

Section 4.1 Appointment and Removal of Directors. Except as otherwise expressly provided in this Agreement, the Articles of Organization or the Act, all decisions with respect to the management of the business and affairs of the Company shall be made by a Board of Directors (the “Board”), each of whom shall be appointed by the Member. Any Director may be removed at any time with or without cause by the Member.

Section 4.2 Number and Qualifications of Directors. The number of Directors constituting the Board may be fixed from time to time by the Member.

Section 4.3 Compensation of Directors. Directors, as such, may receive fixed fees and other compensation for their services as Directors as may be determined by the Member, including, without limitation, their services as members of committees of the Board.

ARTICLE V

MEETINGS OF DIRECTORS

Section 5.1 Special Meetings. Special meetings of the Board may be called at the request of the Member, the Chairman of the Board or a majority of the Board then in office. The person or persons authorized to call special meetings of the Board may fix the place and time of the meetings.

Section 5.2 Notice. Notice of any special meeting of the Board shall be given to each Director at such Director’s business or residence in writing by hand delivery, first-class or overnight mail or courier service, facsimile or electronic transmission or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least 5 calendar days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by facsimile or electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 12 hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least 12 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting.

Section 5.3 Quorum and Manner of Acting. Unless the Articles of Organization or this Operating Agreement provide otherwise, a majority of the number of Directors fixed pursuant to this Operating Agreement shall constitute a quorum for the transaction of business at any meeting of the Board. Unless required by law or the Articles of Organization or this Operating Agreement provide otherwise, the affirmative vote of a majority of the Directors present at a meeting at which a quorum is present and voting on the matter shall be the act of the Board.

Section 5.4 Action by Consent of Board. On any matter that is to be voted on, consented to or approved by the Board, the Board may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Directors having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Directors entitled to vote thereon were present and voted. On any matter that is to be voted on by Directors, the Directors may vote in person or by proxy, and such proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. A consent transmitted by electronic transmission by a Director or by a person or persons authorized to act for a Director shall be deemed to be written and signed for purposes of this Agreement. For purposes of this Agreement, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 5.5 Conference Telephone Meetings. Members of the Board may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

ARTICLE VI

COMMITTEES OF THE BOARD OF DIRECTORS

Section 6.1 Committees and Powers. The Board may designate one or more Committees of the Board, which shall consist of one or more Directors. Any such Committee may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. A Committee of the Board may not (i) authorize distributions; (ii) approve, or propose to the Member, action that is required by law to be approved by the Member; (iii) fill vacancies on any Committee; (iv) authorize or approve reacquisition of Interests, except according to a formula or method prescribed by the Board; or (v) authorize or approve the issuance or sale or contract for the sale of Interests. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such Committee. Nothing herein shall be deemed to prevent the Board from appointing one or more Committees consisting in whole or in part of persons who are not Directors of the Company; provided, however, that no such Committee shall have or may exercise any authority of the Board.

Section 6.2 Quorum and Manner of Acting. Each Committee shall keep written minutes of its proceedings and shall report such proceedings to the Board when required. The provisions of this Agreement governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board apply to Committees of the Board established under Section 6.1.

Section 6.3 Meetings and Notice. Each Committee shall fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of meetings of any Committee shall be given to each member of the Committee in the manner provided for in Section 5.2.

ARTICLE VII

OFFICERS

Section 7.1 Elected and Appointed Officers. The elected Officers of the Company shall be a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer, a Controller and such other Officers (including, without limitation, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents) as the Board may deem proper. Elected Officers shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VII, including, without limitation, the duty to engage third parties to render accounting, financial advisory and legal services to the Company on such terms and for such compensation as the Officers may reasonably determine. Such Officers shall also have such powers and duties as from time to time may be conferred by the Board or by any Committee thereof. The Board or the Chief Executive Officer may from time to time appoint such other Officers (including one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers), as may be necessary or desirable for the conduct of the business of the Company. Such other Officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in this Operating Agreement or, to the extent consistent with this Operating Agreement, as may be prescribed by the Board or the Chief Executive Officer. The Officers of the Company shall consist of such Officers as the Board may designate as Officers from time to time, who may or may not be “executive officers” as defined under rules and regulations of the Securities and Exchange Commission.

Section 7.2 Election and Term of Office. Officers of the Company shall be elected by the Board at the regular annual meeting of the Board and at such other times as the Board may deem necessary. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Officers may be appointed by the Chief Executive Officer to the extent authority to make such appointments is delegated by the Board to the Chief Executive Officer. Each Officer shall hold office until such person’s successor shall have been duly elected and shall have qualified or until such person’s death or until he or she shall resign or shall be removed pursuant to Section 7.10.

Section 7.3 Chairman of the Board and Chief Executive Officer. The Chief Executive Officer of the Company shall be the Chairman of the Board and shall be responsible for the general management of the affairs of the Company and shall perform all duties incidental to such person’s office which may be required by law and all such other duties as are properly required of the Chief Executive Officer or the Chairman of the Board by the Board. The Chairman of the Board shall preside at all meetings of the Board and shall make reports to the Board and to the Member, and shall see that all orders and resolutions of the Board and of any Committee thereof are carried into effect. The Chief Executive Officer may also serve as President, if so elected by the Board.

Section 7.4 President. The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Company’s business and general supervision of its policies and affairs. The President shall, unless the President is also serving as the Chief Executive Officer, in the absence of or because of the inability to act of the Chief Executive Officer, perform all duties of the Chief Executive Officer and preside at all meetings of the Board.

Section 7.5 Vice Presidents. The Executive Vice Presidents, the Senior Vice Presidents and the Vice Presidents shall have such powers and duties as may be prescribed for them, respectively, by the Board or the Chief Executive Officer. Each of such Officers shall report to the Chief Executive Officer or such other Officer as the Board or the Chief Executive Officer shall direct.

Section 7.6 Secretary. The Secretary shall attend all meetings of the Board, shall keep a true and faithful record thereof in proper books and shall have the custody and care of the corporate seal, records, minute books and stock books of the Company and of such other books and papers as in the practical business operations of the Company shall naturally belong in the office or custody of the Secretary or as shall be placed in the Secretary’s custody by order of the Board. The Secretary shall keep a suitable record of the address of the Member and shall, except as may be otherwise required by statute or this Operating Agreement, sign and issue all notices required for meetings of the Board. The Secretary shall sign all papers to which the Secretary’s signature may be necessary or appropriate, shall affix and attest the seal of the Company to all instruments requiring the seal, shall have the authority to certify the Operating Agreement, resolutions of the Member or the Board and other documents of the Company as true and correct copies thereof and shall have such other powers and duties as are commonly incidental to the office of Secretary and as may be prescribed by the Board or the Chief Executive Officer.

Section 7.7 Treasurer. The Treasurer shall have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Company; cause the moneys and other valuable effects of the Company to be deposited in the name and to the credit of the Company in such banks or trust companies or with such bankers or other depositories as shall be selected in accordance with resolutions adopted by the Board; cause the funds of the Company to be disbursed by checks or drafts upon the authorized depositories of the Company, and cause to be taken and preserved proper vouchers for all moneys disbursed; render to the proper Officers and to the Board and the Finance Committee or similar Committee, if any, whenever requested, a statement of the financial condition of the Company and of all his or her transactions as Treasurer; cause to be kept at the principal executive offices of the Company correct books of account of all its business and transactions; and, in general, perform all duties incident to the office of Treasurer and such other duties as are given to him or her by the Operating Agreement or as may be assigned to him or her by the Board or the Chief Executive Officer.

Section 7.8 Controller. The Controller shall be the chief accounting officer of the Company; shall keep full and accurate accounts of all assets, liabilities, commitments, revenues, costs and expenses, and other financial transactions of the Company in books belonging to the Company, and conform them to sound accounting principles with adequate internal control; shall cause regular audits of these books and records to be made; shall see that all expenditures are made in accordance with procedures duly established, from time to time, by the Company; shall render financial statements upon the request of the Board; and, in general, shall perform all the duties ordinarily connected with the office of Controller and such other duties as may be assigned to him or her by the Board or the Chief Executive Officer.

Section 7.9 Assistant Secretaries, Assistant Treasurers and Assistant Controllers. Assistant Secretaries, Assistant Treasurers and Assistant Controllers, when elected or appointed, shall respectively assist the Secretary, the Treasurer and the Controller in the performance of the respective duties assigned to such principal Officers, and in assisting such principal Officer, each of such assistant Officers shall for such purpose have the powers of such principal Officer; and, in case of the absence, disability, death, resignation or removal from office of any principal Officer, such principal Officer’s duties shall, except as otherwise ordered by the Board, temporarily devolve upon such assistant Officer as shall be designated by the Board or the Chief Executive Officer.

Section 7.10 Removal. Any Officer or agent may be removed by the Board at any time and for any reason. In addition, any Officer or agent appointed by the Chief Executive Officer may be removed by the Chief Executive Officer whenever, in his or her judgment, the best interests of the Company would be served thereby. Any removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 7.11 Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board. Any vacancy in any office appointed by the Chief Executive Officer because of death, resignation or removal may be filled by the Chief Executive Officer.

ARTICLE VIII

CONTRACTS, CHECKS, DRAFTS, DEPOSITS AND PROXIES

Section 8.1 Contracts. The Board may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

Section 8.2 Checks and Drafts. All checks, drafts or other orders for the payment of money, issued in the name of the Company, shall be signed by such Officer or Officers, agent or agents of the Company and in such manner as shall from time to time be determined by the Board or the Chief Executive Officer.

Section 8.3 Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such depositories as may be selected by or under the authority of the Board.

Section 8.4 Proxies. Unless otherwise provided by the Board, the Chief Executive Officer, the President or any Executive Vice President, Senior Vice President or Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Company, in the name and on behalf of the Company, to cast the votes which the Company may be entitled to cast as the holder of stock or other securities in any other entity, any of whose stock or other securities may be held by the Company, at meetings of the holders of the stock or other securities of such other entity, or to consent in writing, in the name of the Company as such holder, to any action by such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Company and under seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE IX

DISTRIBUTIONS

Distributions of assets shall be made on such basis and at such time as determined by the Member.

ARTICLE X

MAINTENANCE OF BOOKS AND RECORDS, ETC.

Section 10.1 Books and Records. The Company shall maintain those books and records required to be maintained by Section 57C-3-04 of the Act, along with such other books and records as the Board or the Controller may determine from time to time. All such books and records shall at all times be made available at the principal office of the Company and shall be open to the reasonable inspection and examination by the Directors or their duly authorized representatives during normal business hours.

Section 10.2 Reports to the North Carolina Secretary of State. Pursuant to Section 57C-2-23 of the Act, the Directors shall cause an annual report to be filed with the North Carolina Secretary of State with respect to each Fiscal Year, which sets forth all of the information as required under that section of the Act.

ARTICLE XI

INDEMNIFICATION

Section 11.1 In General. Any person who is or was serving as a Member, Director, Officer, employee or agent of the Company or who, at the request of the Company, is or was serving as a director, manager, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, shall be indemnified by the Company, to the fullest extent permitted by law, against (a) litigation expenses, including costs, expenses and reasonable attorneys’ fees incurred by any such person in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, whether formal or informal, and whether or not brought by or on behalf of the Company, arising out of such person’s status as such or such person’s activities in any of the foregoing capacities,

(b) liability, including payments made by such person in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which such person may have become liable in any such action, suit or proceeding, (c) payments made and personal liabilities reasonably incurred in the authorized conduct of the business of the Company or for the preservation of its business and its property and (d) reasonable costs, expenses and attorneys’ fees incurred by such person in connection with the enforcement of the indemnification rights provided herein. Any Person who is or was serving in any of the foregoing capacities for or on behalf of the Company shall be conclusively deemed to be doing or to have done so in reliance upon, and as consideration for, the indemnification rights provided herein.

The rights of indemnification provided herein (which shall be deemed to be a contract between any such person and the Company enforceable on the part of such person notwithstanding any subsequent amendment or repeal of this Agreement) shall inure to the benefit of the successors, estates or legal representatives of any such Person and shall not be exclusive of any other rights to which such Person may be entitled apart from this Agreement, by contract, resolution or otherwise.

ARTICLE XII

CESSATION OF MEMBERSHIP, DISSOLUTION, LIQUIDATION AND TERMINATION

Section 12.1 Cessation of Membership. A Person shall cease to be a Member only upon the assignment of such Person’s entire Interest and as otherwise expressly provided in this Agreement or the Company’s Articles of Organization.

Section 12.2 Dissolution and Termination.

(a) The Company shall be dissolved and its affairs shall be wound up upon the first to occur of any of the following events (an “Event of Dissolution”):

(i) the decision by the Board to dissolve, wind up and liquidate the Company; or

(ii) the entry of a judicial dissolution pursuant to Section 57C-6-02 of the Act.

(b) An Event of Bankruptcy affecting any Member or the transfer of any Interests shall not constitute an Event of Dissolution.

(c) Dissolution of the Company shall be effective on the effective date of the Event of Dissolution, but the Company shall not terminate until the assets thereof have been distributed in accordance with the provisions of Section 12.5 hereof and all other provisions of the Act with respect to the dissolution of a limited liability company have been complied with. Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business, assets and affairs of the Company shall continue to be governed by this Agreement.

Section 12.3 Liquidating Trustee. Upon the occurrence of an Event of Dissolution, sole and plenary authority to effectuate the liquidation of the Company shall be vested in the Board or a Person designated by the Board to effectuate the liquidation of the Company or if the Board elects not to effectuate such liquidation and fails to designate a liquidator, such Person as is selected by the Member (the “Liquidating Trustee”). The Liquidating Trustee shall proceed diligently to wind up the affairs of the Company, liquidate the assets of the Company in an orderly and businesslike manner consistent with obtaining the fair value thereof and distribute the assets of the Company in accordance with the provisions of Section 12.5 hereof. A reasonable amount of time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Liquidating Trustee to minimize the losses attendant upon such liquidation. Prior to such distribution of the Company’s assets, the Liquidating Trustee shall continue to exploit the rights, activities and properties of the Company consistent with the sale or liquidation thereof, exercising in connection therewith all of the power and authority of the Board as herein set forth.

Section 12.4 Accounting upon Dissolution and Termination. Upon the distribution of the assets of the Company in accordance with the provisions of Section 12.5 hereof, the Liquidating Trustee shall cause the Company’s accountants to make a full and proper accounting of the assets, liabilities and operations of the Company, as of and through the date on which such distribution occurs.

Section 12.5 Distribution of Assets.

(a) As expeditiously as possible after the occurrence of an Event of Dissolution and the liquidation of the assets of the Company, the assets of the Company, including the proceeds of any such liquidation, shall be applied and distributed in the following order of priority:

(i) First, all liabilities and obligations of the Company (including, without limitation, loans from the Member) shall be paid to creditors of the Company or provided for (whether by establishing reasonable reserves or otherwise as the Liquidating Trustee shall reasonably deem appropriate); and

(ii) Second, to the Member.

(b) The Liquidating Trustee shall have the authority to establish reasonable reserves for the payment of liabilities and obligations of the Company or to otherwise provide for the payment of Company liabilities and obligations as the Liquidating Trustee shall reasonably deem appropriate (as aforesaid). All saleable assets of the Company may be sold in connection with the liquidation of the Company at public or private sale and at such price and upon such terms as the Liquidating Trustee, in its sole discretion, may deem advisable. The Member or any other Related Person may purchase assets at such sale. The Liquidating Trustee shall determine, in its sole discretion, which assets of the Company shall be liquidated through sale and which assets of the Company shall be distributed in kind.

Section 12.6 Termination. Upon compliance with the foregoing distribution plan, the Company shall cease to be such, and the Liquidating Trustee shall execute, acknowledge and cause to be filed with the Secretary of State of the State of North Carolina articles of dissolution of the Company.

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Member and its legal representatives, administrators, executors, successors and assigns. Except as set forth in Article XI, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto.

Section 13.2 Sole Operating Agreement. This Agreement, together with the documents expressly referred to herein, each as amended or supplemented, constitutes the sole operating agreement of the Company.

Section 13.3 Assignment. An assignee of a Member shall automatically become a Member, provided the assignee consents.

Section 13.4 Choice of Law; Forum and Waiver of Jury Trial. This Agreement shall be construed in accordance with the laws of the State of North Carolina, without regard to the choice of laws rules thereof, and the obligations, rights and remedies of the Member hereunder shall be determined in accordance with such laws. Any legal suit, action or proceeding against any of the parties hereto arising out of or relating to this Agreement shall only be instituted in any federal or state court in North Carolina.

Section 13.5 Interpretation. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or neuter gender shall include the masculine, the feminine and the neuter.

Section 13.6 Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend or otherwise affect the scope or intent of this Agreement or any provision hereof.

Section 13.7 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement, or the application of such provision in jurisdictions or to Persons or circumstances other than those to which it is held invalid, illegal or unenforceable shall not be affected thereby.

Section 13.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

Section 13.9 Non-Waiver. No provision of this Agreement shall be deemed to have been waived unless such waiver is contained in a written notice given to the party claiming such waiver has occurred, provided that no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

Section 13.10 Time Periods. In applying any provision of this Agreement which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 13.11 Resignations. Any Director or any Officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Board, the Chairman of the Board or the Secretary, and such resignation shall be deemed to be effective when communicated unless the notice specifies a later effective date. No formal action shall be required on behalf of the Company to make any such resignation effective.

ARTICLE XIV

AMENDMENTS

Section 14.1 Amendment. Except as required by law or as otherwise provided in the Articles of Organization or in this Agreement, this Agreement may be amended or repealed and a new Agreement may be adopted only by the Member.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date set forth on the first page of this Agreement.

DUKE ENERGY CORPORATION

By:	/s/ Robert T. Lucas III
Robert T. Lucas III, Assistant Secretary